UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2024
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
70 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 22, 2024 (the “Closing Date”), AppFolio, Inc. (the “Company”) acquired all of the shares of Move EZ, Inc., d/b/a LiveEasy (“LiveEasy”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the Closing Date, by and among the Company, Lilac Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Subsidiary”), LiveEasy and WT Representative, LLC, in its capacity as representative for the equityholders of LiveEasy (the “Transaction”). Pursuant to the Merger Agreement, upon the filing of a Certificate of Merger with the Delaware Secretary of State on October 23, 2024, Merger Subsidiary was merged with and into LiveEasy and LiveEasy became a wholly-owned subsidiary of the Company, and the holders of the outstanding shares of LiveEasy (including the holders of other outstanding equity interests in LiveEasy) received aggregate consideration of approximately $80 million in cash, subject to customary post-closing working capital adjustments based on the level of net working capital of LiveEasy as of the Closing Date. In addition, the Company will issue new, time-based restricted stock units under the Company’s 2015 Stock Incentive Plan worth approximately $6 million to certain continuing LiveEasy employees. Such restricted stock units will vest over a period of four years. LiveEasy operates a concierge platform that connects renters and homeowners with qualified providers for utilities, internet and cable, moving, home security, and more.
The Merger Agreement contains customary representations, warranties, indemnities and covenants for a transaction of this nature. The Company has purchased a representations and warranties insurance policy in connection with the Merger Agreement, under which the Company may seek recourse for certain breaches of LiveEasy’s representations and warranties in the Merger Agreement. The representations and warranties insurance policy is subject to customary conditions, exclusions, and deductibles.
There is no material relationship between the Company (or any of its affiliates) and LiveEasy or the equityholders of LiveEasy other than in respect of the Transaction.
The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Merger Agreement. It is not intended to provide any other factual information about the Company or LiveEasy. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, LiveEasy or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.02 Results of Operations and Financial Condition.
On October 24, 2024, the Company issued a press release announcing its financial results for its third quarter ended September 30, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. Such information shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer
On October 23, 2024, Fay Sien Goon, the Chief Financial Officer of the Company (who also serves as the Company’s principal financial officer and principal accounting officer), notified the Company’s Board of Directors (the “Board”) of her plans to depart the Company as of October 25, 2024 (the “Separation Date”). Ms. Goon’s departure is not related to any financial or accounting issue or the result of any disagreement with respect to the Company’s operations, policies, or practices.

Appointment of Interim Chief Financial Officer
The Company has commenced a search for a successor to Ms. Goon and will consider internal and external candidates.
Pending the appointment of Ms. Goon’s successor, the Board, on October 23, 2024, appointed Tim Eaton as the Company’ interim Chief Financial Officer (and principal financial officer) effective as of the Separation Date.
Mr. Eaton, 36, has served as the Company’s Chief of Staff to the Chief Executive Officer since 2022, and in various other leadership roles within the Company since 2020. Prior to joining the Company, Mr. Eaton worked in a variety of financial, strategic, and operational positions at Visa, Google, and Goldman Sachs. Mr. Eaton holds an M.B.A. in finance and entrepreneurship from the Wharton School at the University of Pennsylvania and a B.S. in Business Management from Brigham Young University, and is a CFA charterholder.
There are no arrangements or understandings between Mr. Eaton and any other person pursuant to which he was selected to serve as interim Chief Financial Officer. There are no family relationships between Mr. Eaton and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions involving Mr. Eaton that are required to be reported pursuant to Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 22, 2024, by and among the AppFolio, Inc., Lilac Merger Sub, Inc., Move EZ, Inc. and WT Representative, LLC
99.1	Press release issued on October 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2024	AppFolio, Inc.

By: /s/ Fay Sien Goon
Name: Fay Sien Goon
Title: Chief Financial Officer